UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 16, 2011

(Date of earliest event reported)

PMX Communities, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161699	80-0433114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Glades Road, Suite 100

Boca Raton, FL 33434

(Address of principal executive offices (zip code)

561-245-4605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 20, 2012, the registrant was provided written notice of the resignation of Alfredo Cortellini as the registrant’s chief technology officer and a director.  In connection with his resignation, Mr. Cortellini returned to the registrant 2,000,000 common shares of the registrant for cancellation, which had previously been issued to him for his services as CTO.

(d) On December 16, 2011, the registrant's board of directors voted to approve the appointment of Richard D Seay, Esq., a South Florida based attorney, to fill a vacancy and serve on the registrant's board of directors.   Mr. Seay's practice concentration includes business and corporate law, and he will utilize his experience to assist in the general business development and implementation of the registrant's business.  There is no arrangement  or understanding between Mr. Seay and any other persons, pursuant to which Mr. Seay was selected as a director.

The board believes that Mr. Seay's background and skillset as an attorney will prove invaluable as the registrant works to develop the PMX Gold ATM and associated managed gold account business plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2012

PMX COMMUNITIES, INC.

By:     /s/Mark Connell

Name:   Mark Connell

Title:  Chief Executive Officer